Exhibit 99.1

Agrifos Fertilizer L.L.C.

Financial Statements, as restated

December 31, 2011, 2010 and 2009

Agrifos Fertilizer L.L.C.

Index

December 31, 2011, 2010 and 2009

Page(s)
Financial Statements, as restated

Report of Independent Auditors	1

Statements of Financial Position	2

Statements of Operations	3

Statements of Changes in Member’s Equity and Accumulated Other Comprehensive Income (Loss)	4

Statements of Cash Flows	5

Notes to Financial Statements	6-21

Report of Independent Auditors

To the Board of Directors of

Agrifos Fertilizer L.L.C.

In our opinion, the accompanying statements of financial position and the related statements of operations, changes in member’s equity and accumulated other comprehensive income (loss) and cash flows present fairly, in all material respects, the financial position of Agrifos Fertilizer L.L.C. (the “Company”) at December 31, 2011 and 2010, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2011 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 3, the Company has restated the 2011, 2010, and 2009 financial statements to correct errors.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

January 14, 2013

Agrifos Fertilizer L.L.C.

Statements of Financial Position

December 31, 2011 and 2010

	2011	2010
	(Restated)	(Restated)
Assets
Current assets
Cash and cash equivalents	$5,679,742	$1,557,064
Accounts receivable, trade	891,990	8,035,733
Other receivables, net	197,207	5,364,749
Inventories and other assets, net	22,017,477	22,804,580
Prepaid expenses and other current assets	1,442,865	673,224
Deferred income tax asset	58,000	47,088

Total current assets	30,287,281	38,482,438

Property, plant and equipment, net	49,130,253	44,708,357
Deferred income tax asset	489,296	870,937
Other assets	824,399	558,024

Total assets	$80,731,229	$84,619,756

Liabilities and Member’s Equity
Current liabilities
Accounts payable	$10,721,007	$12,827,253
Accrued expenses	5,532,448	5,892,367
Current portion of long term debt	6,500,000	3,000,000
Deferred revenue	2,747,722	2,117,500
Income tax payable	—	106,248

Total current liabilities	25,501,177	23,943,368
Long term debt, net of current portion	22,500,000	—
Asset retirement obligations	1,622,252	1,571,189
Accrued employee benefits and other liabilities	1,957,343	468,403

Total liabilities	51,580,772	25,982,960

Commitments and contingencies

Member’s equity	30,616,770	58,963,585
Accumulated other comprehensive loss	(1,466,313)	(326,789)

Total member’s equity and accumulated other comprehensive loss	29,150,457	58,636,796

Total liabilities and member’s equity and accumulated other comprehensive loss	$80,731,229	$84,619,756

The accompanying notes are an integral part of these financial statements.

Agrifos Fertilizer L.L.C.

Statements of Operations

Years Ended December 31, 2011, 2010 and 2009

	2011	2010	2009
	(Restated)	(Restated)	(Restated)
Revenues	$146,897,377	$204,907,773	$159,785,710

Operating expenses
Costs of products sold	150,912,107	175,939,715	147,255,959
Selling, general and administrative	7,826,422	8,086,986	7,492,819
Gain on sale of assets, net	(159,459)	—	—

Total operating expenses	158,579,070	184,026,701	154,748,778

Operating (loss) income	(11,681,693)	20,881,072	5,036,932

Other income (expense)
Interest expense, net	(705,532)	(430,181)	(541,687)
Loss on short term investments	—	(117,575)	(54,434)
Gain on insurance settlements	—	—	6,752,155

Total other (expense) income, net	(705,532)	(547,756)	6,156,034

(Loss) income before income taxes	(12,387,225)	20,333,316	11,192,966
Income tax benefit	(450,410)	(115,059)	(22,567,957)

Net (loss) income	$(11,936,815)	$20,448,375	$33,760,923

The accompanying notes are an integral part of these financial statements.

Agrifos Fertilizer L.L.C.

Statements of Changes in Member’s Equity and Accumulated Other

Comprehensive Income (Loss)

Years Ended December 31, 2011, 2010 and 2009

		Accumulated
		Other
	Member’s	Comprehensive
	Equity	Loss	Total
Balances at December 31, 2008, restated	$29,854,287	$(977,302)	$28,876,985
Distributions	(18,100,000)	—	(18,100,000)
Other comprehensive income
Net income, restated	33,760,923	—	33,760,923
Pension adjustments
Actuarial gain	—	648,415	648,415
Amortization of actuarial loss	—	76,799	76,799
Amortization of prior service cost	—	757	757
Reversal of income taxes related to comprehensive income due to conversion from a corporation to a limited liability company	—	(526,240)	(526,240)

Total comprehensive income			33,960,654

Balances at December 31, 2009, restated	45,515,210	(777,571)	44,737,639
Distributions	(7,000,000)	—	(7,000,000)
Other comprehensive income
Net income, restated	20,448,375	—	20,448,375
Pension adjustments
Actuarial gain	—	413,385	413,385
Amortization of actuarial loss	—	36,640	36,640
Amortization of prior service cost	—	757	757

Total comprehensive income			20,899,157

Balances at December 31, 2010, restated	58,963,585	(326,789)	58,636,796
Distributions	(8,300,000)	—	(8,300,000)
Receivable from owner	(8,110,000)	—	(8,110,000)
Other comprehensive income
Net loss, restated	(11,936,815)	—	(11,936,815)
Pension adjustments
Actuarial loss	—	(1,088,807)	(1,088,807)
Amortization of actuarial loss	—	5,592	5,592
Amortization of prior service cost	—	(56,309)	(56,309)

Total comprehensive loss			(13,076,339)

Balances at December 31, 2011, restated	$30,616,770	$(1,466,313)	$29,150,457

The accompanying notes are an integral part of these financial statements.

Agrifos Fertilizer L.L.C.

Statements of Cash Flows

Years Ended December 31, 2011, 2010 and 2009

	2011	2010	2009
	(Restated)	(Restated)	(Restated)
Cash flows from operating activities
Net (loss) income	$(11,936,815)	$20,448,375	$33,760,923
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation	4,579,907	6,191,556	9,245,065
Accretion of asset retirement obligations	51,063	49,457	47,900
Amortization of debt issuance costs	100,000	—	—
Gain on sale of property, plant and equipment, net	159,458	—	—
Gain on sale of short-term investments	—	117,575	54,434
Pension amortization and adjustments	(1,139,524)	450,782	754,971
Change in allowance for inventory obsolescence	3,723,649	(81,399)	(3,123,034)
Deferred income tax, net	370,729	216,116	(19,674,270)
Amortization of deferred gain	—	(6,232,663)	(9,065,692)
Changes in working capital assets and liabilities
Accounts receivable, trade	7,143,743	(6,642,913)	(3,697,660)
Other receivables	5,167,542	(2,563,189)	6,857,623
Inventories	(2,936,546)	(2,813,927)	20,109,918
Prepaid expenses and other current assets	(769,641)	1,023,764	(377,729)
Other assets	(266,375)	(138,096)	1,402,519
Accounts payable	(2,106,246)	4,476,602	(5,795,784)
Accrued expenses	(1,167,643)	239,681	(8,600,026)
Income tax payable	(106,248)	102,163	(5,046,573)
Deferred revenue	630,222	65,500	2,052,000
Other liabilities	1,913,940	(1,668,934)	(1,008,108)

Net cash provided by operating activities	3,411,215	13,240,450	17,896,477

Cash flows from investing activities
Purchase of property, plant and equipment	(9,057,043)	(7,621,765)	(9,779,928)
Insurance proceeds relating to fixed asset damages	—	—	4,700,754
Proceeds from disposal of property, plant and equipment	703,506	—	—
Purchase of short-term investments	—	(1,000,000)	(3,545,088)
Sale of short-term investments	—	1,827,991	2,545,088
Note receivable from related party	—	(100,000)	—

Net cash used in investing activities	(8,353,537)	(6,893,774)	(6,079,174)

Cash flows from financing activities			—
Distributions	(8,300,000)	(7,000,000)	(15,042,699)
Receivable from owner and/or due from related party	(8,110,000)	—	—
Borrowings on long-term debt	44,000,000	31,000,000	24,000,000
Repayments on long-term debt	(18,000,000)	(29,000,000)	(23,000,000)
Payment of deferred financing costs	(525,000)	—	—

Net cash provided by (used in) financing activities	9,065,000	(5,000,000)	(14,042,699)
Net increase in cash and cash equivalents	4,122,678	1,346,676	(2,225,396)

Cash and cash equivalents
Beginning of year	1,557,064	210,388	2,435,784

End of year	$5,679,742	$1,557,064	$210,388

Supplemental disclosures of cash flow information
Cash paid for interest	$814,090	$346,278	$538,335
Cash paid for income taxes	132,171	—	—
Use of distribution to offset note receivable and accrued interest from related party	—	—	(3,057,301)
Change in payable for capitalized fixed assets	1,353,564	199,908	248,212
Proceeds used to offset note payable	—	—	2,900,000
Reversal of income taxes due to conversion from a corporation to a limited liability company	—	—	(526,240)

The accompanying notes are an integral part of these financial statements.

Agrifos Fertilizer L.L.C.

Notes to Financial Statements

Years Ended December 31, 2011, 2010 and 2009

1.	Description of Business

Agrifos Fertilizer Inc. was incorporated under the laws of the State of Delaware in 2003. In December 2008, Agrifos Fertilizer, Inc. was converted from a Delaware corporation to a Delaware limited liability company named Agrifos Fertilizer L.L.C. (the “Company”). The Company is owned by Agrifos Holdings Inc. (“Holdings”). The Company owns and operates a fertilizer plant located in Pasadena, Texas.

In early 2011, the Company’s operations were restructured. The Company ceased production of phosphate fertilizers, which included DAP (diammonium phosphate) and MAP (monoammonium phosphate), due to the limited remaining capacity of the Company’s primary waste disposal site related to its phosphate operations.

The Company undertook major capital and maintenance projects at the Pasadena plant, including decommissioning certain phosphate productions assets, and converting a portion of its assets to the new business model. The Company’s new business model includes the production of ammonium sulfate fertilizer and the continued production of sulfuric acid and ammonium thiosulfate.

2.	Significant Accounting Policies

The Company’s accounting policies conform to accounting principles generally accepted in the United States of America. A summary of the significant accounting policies applied in the preparation of the accompanying financial statements is as follows:

Revenue Recognition

Revenue from the sale of fertilizers is recognized when persuasive evidence of an arrangement exists, products are shipped, the fee is fixed or determinable, and collectability is reasonably assured. As discussed in Note 3, the financial statements were restated for bill and hold transactions. The Company no longer recognizes revenue for bill and hold transactions.

Amounts billed to customers for delivery costs are classified as a component of total revenues and related delivery costs are classified as a component of cost of products sold. This approximated $1,177,000, $3,984,000 and $3,318,000 for the years ended December 31, 2011, 2010 and 2009 respectively.

Cash and Cash Equivalents

Cash on hand and highly liquid investments purchased with an original maturity of three months or less are considered to be cash and cash equivalents.

Allowance for Doubtful Accounts

The Company maintains allowances for potential credit losses which, when realized, have been within the range of management’s expectations. The allowance for doubtful accounts was $165,035 and $0 at December 31, 2011 and 2010, respectively.

Inventories, net

Inventories are stated at the lower of cost, as determined by standard costing which approximates the weighted average cost method, or market. Cost includes material, labor and manufacturing overhead. The balance sheet includes a reserve to provide for estimated losses arising from writing down inventories to market value in those situations where cost exceeded market value at December 31, 2011 and 2010 for slow moving and obsolete inventories (see Note 6).

Agrifos Fertilizer L.L.C.

Notes to Financial Statements

Years Ended December 31, 2011, 2010 and 2009

Property, Plant and Equipment, net

Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation for financial reporting purposes is provided using straight-line methods over the estimated useful lives of the assets. Estimated useful lives of the assets range from 1.5 to 10 years, with the majority relating to plant, machinery and equipment that range from three to 10 years. Buildings have estimated useful lives of 20 years.

Expenditures for major acquisitions and improvements are capitalized; expenditures for maintenance and repairs are charged to expense as incurred, including the cost of major maintenance expenditures. When property and equipment are sold or retired, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in other expense.

Long-lived assets to be held and used by the Company are reviewed to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. For long-lived assets to be held and used, the Company bases its evaluation on impairment indicators such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements and other external market conditions or factors that may be present. If such impairment indicators are present or other factors exist that indicate that the carrying amount of the asset may not be recoverable, the Company determines whether impairment has occurred through the use of an undiscounted cash flow analysis of the asset at the lowest level for which identifiable cash flows exist. If impairment has occurred, the Company recognizes a loss for the difference between the carrying amount and the fair value of the asset. The fair value of the asset is measured using quoted market prices or, in the absence of quoted market prices, is based on an estimate of discounted cash flows. No impairment was recorded during 2011, 2010, or 2009.

Asset Retirement Obligations

The Company’s asset retirement obligations (AROs) relate to future costs associated with the removal of contaminated material upon removal of the phosphorous plant. The fair value of a liability for an ARO is recorded in the period in which it is incurred and the cost of such liability increases the carrying amount of the related long-lived asset by the same amount. The liability is accreted each period through charges to operating expense and the capitalized cost is depreciated over the remaining useful life of the asset.

Deferred Gain

As further described in Note 4, the deferred gain relates to a vendor’s forgiveness of amounts previously due by the Company to the vendor. The deferred gain is amortized over the expected remaining term of a purchase agreement with the vendor based on actual purchases from the vendor. The deferred gain was fully amortized at December 31, 2010.

Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of cash and cash equivalents, short-term investments, trade receivables, trade payables and debt. Management considers the carrying values of cash and cash equivalents, short-term investments, trade receivables and trade payables to be representative of their respective fair values because of their short-term maturities or expected settlement dates. The carrying value of outstanding amounts under the revolving credit facility and term debt approximate fair value due to the floating interest rate.

Agrifos Fertilizer L.L.C.

Notes to Financial Statements

Years Ended December 31, 2011, 2010 and 2009

Concentration of Risk

The Company sells to its customers on an uncollateralized credit basis unless past experience with the customer requires cash on delivery or other arrangements.

Cash is deposited in demand accounts in federally insured domestic institutions to minimize risk. From time to time the balances may exceed the $250,000 level of coverage provided by the Federal Depository Insurance Corporation. The Company has not incurred losses related to these deposits.

Income Taxes

Effective January 1, 2009, Holdings converted to a Subchapter “S” corporation. A Subchapter S corporation is a pass through entity for income tax purposes to the shareholders of the Company. As a result of the election, Holdings changed from a taxable entity to a nontaxable entity. Deferred tax assets and liabilities were eliminated at the date an enterprise ceased to be a taxable enterprise. Therefore, the Company reversed the majority of the deferred taxes that existed at December 31,2008 during 2009. This reversal was recorded as a reduction of income tax expense in 2009. The Company is subject to the Texas Margin Tax, therefore the deferred taxes associated with the Texas Margin Tax remain on the Company’s books and records. In addition, even though an S corporation is a flow through entity, there is an entity level tax that is assessed when the corporation sells certain built-in gain assets within the ten years subsequent to the conversion to an S corporation. During 2010, no assets with built-in gains were sold. During 2011, the company sold an asset subject to a built-in gain resulting in a current tax expense of $73,866. The built-in gain tax is suspended in 2011 due to a taxable loss limitation. The company expects to have taxable income in 2012; therefore, the built-in gain tax is expected to be paid in 2012.

The Company follows generally accepted accounting principles to account for uncertainty in income taxes. These accounting principles provide thresholds and measurements to determine whether tax benefits claimed or expected to be claimed in a tax return should be recorded in the financial statements. See Note 10 for additional information regarding uncertain tax positions.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

3.	Restatement

The Company concluded it was required to restate its previously issued financial statements for the following items:

•	The Company did not meet revenue recognition criteria for bill and hold transactions as well as sales under a marketing agreement for which the price was not determinable upon shipment;

•	The Company determined it had a conditional asset retirement obligation for its phosphorous plant, which should have been recorded in 2005;

•	The Company had certain DAP inventory which was damaged during 2011, and cannot be sold; and

•	The Company did not appropriately record an adjustment to reduce inventory to the lower of cost or market in 2011.

•	The Company incorrectly reflected a cash outflow for financing costs as an operating activity.

The impact of correcting errors resulted in a $1,251,681 cumulative increase to 2008 beginning member’s equity. The impact of correcting these errors, as well as recording other immaterial corrections are as follows:

Agrifos Fertilizer L.L.C.

Notes to Financial Statements

Years Ended December 31, 2011, 2010 and 2009

	2011			2010			2009
	As previously reported	Adjustment	As restated	As previously reported	Adjustment	As restated	As previously reported	Adjustment	As restated
Statements of Financial Position
Accounts receivable	$6,731,019	$(5,839,029)	$891,990	$7,727,153	$308,580	$8,035,733
Other receivables	197,207	—	197,207	5,271,117	93,632	5,364,749
Inventories, net	14,689,805	7,327,672	22,017,477	22,156,490	648,090	22,804,580
Total current assets	28,798,638	1,488,643	30,287,281	37,432,136	1,050,302	38,482,438
Property, plant and equipment, net	49,469,889	(339,636)	49,130,253	44,430,178	204,128	44,708,357
Total assets	79,582,222	1,149,007	80,731,229	83,291,275	1,328,481	84,619,756
Accrued expenses	5,532,448	—	5,532,448	5,892,367	—	5,892,367
Deferred revenue	—	2,747,722	2,747,722	—	2,117,500	2,117,500
Total current liabilities	22,753,455	2,747,722	25,501,177	21,825,868	2,117,500	23,943,368
Accrued employee benefits and other	2,144,732	(187,389)	1,957,343	909,064	(440,661)	468,403
Asset retirement obligation	—	1,622,252	1,622,252	—	1,571,189	1,571,189
Total liabilities	47,398,187	4,182,585	51,580,772	22,734,932	3,248,028	25,982,960
Member’s equity	33,837,737	(3,220,968)	30,616,770	61,323,793	(2,360,208)	58,963,585
Accumulated other comprehensive loss	(1,653,702)	187,389	(1,466,313)	(767,450)	440,661	(326,789)
Total member’s equity and accumulated other comprehensive loss	32,184,035	(3,033,579)	29,150,456	60,556,343	(1,919,547)	58,636,796
Total liabilities and member’s equity and AOCL	79,582,222	1,149,007	80,731,229	83,291,275	1,328,481	84,619,756

Statements of Operations
Revenues	152,888,812	(5,991,435)	146,897,377	205,900,332	(992,559)	204,907,773	161,757,519	(1,971,809)	159,785,710
Costs of products sold	156,042,782	(5,130,675)	150,912,107	176,803,180	(863,465)	175,939,715	148,248,335	(992,376)	147,255,959
Selling, general, administrative	7,826,422	—	7,826,422	8,281,363	(194,377)	8,086,986	7,298,442	194,377	7,492,819
Total operating expenses	163,709,746	(5,130,675)	158,579,071	185,084,543	(1,057,842)	184,026,701	155,546,777	(797,999)	154,748,778
Operating income (loss)	(10,820,934)	(860,759)	(11,681,693)	20,815,789	65,283	20,881,072	6,210,742	(1,173,810)	5,036,932
(Loss) income before income taxes	(11,526,466)	(860,759)	(12,387,225)	20,268,033	65,283	20,333,316	12,366,776	(1,173,810)	11,192,966
Net income (loss)	(11,076,056)	(860,759)	(11,936,815)	20,383,092	65,283	20,448,375	34,934,733	(1,173,810)	33,760,923

Statements of Cash Flows
Cash flows from operating activities:
Net income (loss)	(11,076,056)	(860,759)	(11,936,815)	20,383,092	65,283	20,448,375	34,934,733	(1,173,810)	33,760,923
Depreciation	4,308,025	271,882	4,579,907	6,247,582	(56,026)	6,191,556	9,103,260	141,805	9,245,065
Accretion of asset retirement obligations	—	51,063	51,063	—	49,457	49,457	—	47,900	47,900
Amortization of debt issuance costs	—	100,000	100,000	—	—	—	—	—	—
Pension amortization and adjustments	(886,252)	(253,272)	(1,139,524)	48,121	402,661	450,782	687,971	67,000	754,971
Change in allowance for inventory obsolescence	1,371,412	2,352,237	3,723,649	(81,399)	—	(81,399)	(3,123,034)	—	(3,123,034)
Changes in working capital assets and liabilities:
Accounts receivable, trade	996,134	6,147,609	7,143,743	(6,334,333)	(308,580)	(6,642,913)	(3,697,660)	—	(3,697,660)
Other receivables	5,073,910	93,632	5,167,542	(2,549,748)	(13,441)	(2,563,189)	6,937,814	(80,191)	6,857,623
Inventories	6,095,273	(9,031,819)	(2,936,546)	(3,414,917)	600,990	(2,813,927)	21,358,998	(1,249,080)	20,109,918
Prepaid expenses and other current assets	(769,640)	(1)	(769,641)	1,023,764	—	1,023,764	(377,729)	—	(377,729)
Accounts payable	(2,106,246)	—	(2,106,246)	4,524,906	(48,304)	4,476,602	(5,795,784)	—	(5,795,784)
Accrued expenses	(1,513,575)	345,932	(1,167,643)	434,058	(194,377)	239,681	(8,794,403)	194,377	(8,600,026)
Deferred revenue	—	630,222	630,222	—	65,500	65,500	—	2,052,000	2,052,000
Other liabilities	1,235,667	678,273	1,913,940	(1,199,272)	(469,661)	(1,668,933)	(1,008,108)	—	(1,008,108)
Net cash provided by operating activities	2,886,216	524,999	3,411,215	13,146,949	93,501	13,240,450	17,896,477	—	17,896,477
Cash flows from investing activities:
Purchase of property, plant and equipment	(9,057,044)	—	(9,057,043)	(7,528,264)	(93,501)	(7,621,765)	(9,779,928)	—	(9,779,928)
Net cash used in investing activities	(8,353,537)	—	(8,353,537)	(6,800,273)	(93,501)	(6,893,774)	(6,079,174)	—	(6,079,174)
Cash flows from financing activities:	—	—	—	—	—	—	—	—	—
Payment of deferred financing costs	—	(525,000)	(525,000)	—	—	—	—	—	—
Net cash provided by (used in) financing activities	9,590,000	(525,000)	9,065,000	(5,000,000)	—	(5,000,000)	(14,042,699)	—	(14,042,699)

Agrifos Fertilizer L.L.C.

Notes to Financial Statements

Years Ended December 31, 2011, 2010 and 2009

4.	Deferred Gain, net

The deferred gain resulted from a vendor who forgave $28,185,829 due from the Company. In connection with the debt forgiveness, the Company and the vendor agreed to amend their long term purchase agreement whereby the Company would pay more for raw material purchases in the future. The gain was deferred and amortized over the remaining term of the agreement with the vendor. Amortization of the deferred gain was $6,232,663 and $9,065,692 for 2010 and 2009 respectfully.

5.	Other Receivables, net

Other receivables consist of the following at December 31:

		2010
	2011	(Restated)
Gypsum project receivable	$—	$1,919,548
Other	362,242	3,445,201
Allowance for doubtful accounts	(165,035)	—

Total Other Receivables, net	$197,207	$5,364,749

Other receivables at December 31, 2011 relate primarily to costs owed by a related party for services provided. The gypsum receivable, at December 31, 2010, was repaid in full during 2011 by ExxonMobil for remediation costs associated with the EPA order of consent (Note 14).

6.	Inventories, net

The Company recorded an adjustment of $692,584, $0 and $0 for the years ended December 31, 2011, 2010 and 2009, respectively, to reduce inventory to the lower of cost or market. Inventories, which include materials, labor and manufacturing, overhead costs, consist of the following at December 31:

	2011	2010
	(Restated)	(Restated)
Raw materials	$6,841,129	$14,031,524
Finished products	12,751,761	4,050,847
Replacement parts and supplies	6,395,160	5,661,717

	25,988,050	23,744,088
Allowance for obsolescence	(3,970,573)	(939,508)

Inventories, net	$22,017,477	$22,804,580

As discussed in Note 1, the Company ceased production of phosphate fertilizers in early 2011. At December 31, 2011, the Company recorded an allowance for obsolescence of $1,654,653 related to the remaining phosphate fertilizer which was damaged in 2011 and cannot be sold. The remaining allowance for obsolescence at December 31, 2011 and 2010 relates to replacement parts and supplies.

Agrifos Fertilizer L.L.C.

Notes to Financial Statements

Years Ended December 31, 2011, 2010 and 2009

7.	Property, Plant and Equipment, net

Property, plant and equipment consist of the following at December 31:

	2011	2010
	(Restated)	(Restated)
Land	$10,515,749	$10,515,749
Plant improvements	7,752,807	7,535,674
Buildings	13,174,645	4,458,042
Machinery and equipment	56,777,308	49,632,282
Computer equipment	2,832,323	2,391,415
Construction in progress	3,221,427	10,778,380

	94,274,259	85,311,542
Less: Accumulated depreciation	(45,144,006)	(40,603,185)

Property, plant and equipment, net	$49,130,253	$44,708,357

Depreciation expense totaled $4,579,907, $6,191,556 and $9,245,065 for the years ended December 31, 2011, 2010 and 2009, respectively.

8.	Accrued Expenses

Accrued expenses consist of the following at December 31:

	2011	2010
Accrued payroll and related expenses	$1,009,082	$1,590,245
Legal reserves	1,080,000	1,300,000
Sales and use taxes	1,800,000	1,264,153
Uncertain tax positions	—	1,187,671
Property taxes	102,458	147,198
Accrued property, plant and equipment	1,353,564	199,908
Other	187,344	203,192

Accrued expenses	$5,532,448	$5,892,367

9.	Debt

Debt consists of the following at December 31:

	2011		2010
		Interest		Interest
	Balance	Rate	Balance	Rate
Term Loan, maturing March 31, 2016	$25,000,000	3.28%	$—	—
Revolving Note, maturing March 31, 2014	4,000,000	3.30%	—	—
Revolving credit facility, expiring March 31, 2011	—	—	3,000,000	5.75%

Total Debt	29,000,000		3,000,000
Less current portion	6,500,000		3,000,000

Long term debt	$22,500,000		$—

Agrifos Fertilizer L.L.C.

Notes to Financial Statements

Years Ended December 31, 2011, 2010 and 2009

On March 9, 2011, the Company entered into a five year credit agreement (“Credit Agreement”) with a financial institution. The Credit Agreement is comprised of a revolving note of $15 million, with a maturity date of March 31, 2014, and a term loan of $25 million, with a maturity date of March 31, 2016. The interest rate per year is the Adjusted One Month LIBOR plus 3.00%. Payments for the term loan are to be repaid in quarterly installments beginning in February 2012 in an amount equal to 2.50%, 3.75% and 5.00% of the unpaid principal balance for years ending 2012, 2013 and thereafter.

The Credit Agreement requires that the Company maintain certain financial covenants. These covenants include a fixed charge coverage ratio, a leverage ratio and a balance sheet ratio. The Company used a portion of the borrowings to repay borrowings under the revolving credit facility.

The Company recorded $600,000 in debt issuance costs incurred to obtain the Credit Agreement, which are accounted for as deferred charges and amortized using the straight line method which approximates the interest method over the term of the Credit Agreement, of $100,000 each year until 2016. Amortization of debt issuance costs totaling $100,000 is included in interest expense in the statements of operations for the year ended December 31, 2011.

At December 31, 2010, the Company had a revolving credit facility with a bank of $15 million that expired on March 31, 2011. At December 31, 2011 and 2010 the revolving credit facility had an outstanding balance of $0 and $3,000,000, respectively.

10.	Income Taxes

The provision for income tax expense consists of the following for the years ended December 31:

	2011	2010	2009
Current income tax benefit	$(821,139)	$(331,175)	$(3,419,927)
Deferred income tax expense	370,729	216,116	(19,148,030)

Income tax benefit	$(450,410)	$(115,059)	$(22,567,957)

As discussed in Note 2, effective January 1, 2009 the Company converted to a sub chapter S corporation for federal income tax reporting. The Company is subject to the Texas Margin Tax. Therefore, the deferred taxes that remain on the Company’s books at December 31, 2011 and 2010 relate to Texas deferred taxes.

The components of federal and state income tax expense for the years ended December 31, 2011, 2010 and 2009, respectively is as follows:

	2011	2010	2009
Federal tax - built-in gain tax	$73,866	$—	$—
Reversal of income tax related to tax status conversion	—	—	(22,339,402)
State tax (benefit) expense	401,500	322,118	(281,436)
Federal tax refund due to IRS audit	—	(506,768)	—
Uncertain tax positions	(1,029,829)	69,345	52,881
Valuation allowance	97,044	—	—
Other	7,009	246	—

Income tax benefit	$(450,410)	$(115,059)	$(22,567,957)

Agrifos Fertilizer L.L.C.

Notes to Financial Statements

Years Ended December 31, 2011, 2010 and 2009

Significant components of the Company’s deferred tax assets and (liabilities) consist of the following at December 31:

	2011		2010
	Current	Noncurrent	Current	Noncurrent
Deferred tax assets
Texas franchise tax temporary credit	$41,005	$1,576,403	$41,005	$1,617,407
Inventories	13,338	12,630	3,563	6,268
Other assets	—	6,077	—	—
Accrued expenses	5,159	—	4,505	—
Valuation allowance	—	(706,192)	—	(609,148)

Total deferred tax assets	59,502	888,918	49,073	1,014,527

Deferred tax liabilities
Property, plant and equipment	—	(329,480)	—	(143,590)
Other assets	(1,502)	—	(1,985)	—
Deferred insurance proceeds	—	(70,142)	—	—

Total deferred tax liabilities	(1,502)	(399,622)	(1,985)	(143,590)

Net deferred taxes	$58,000	$489,296	$47,088	$870,937

As of January 1, 2008, the former Texas franchise tax on taxable capital and earned surplus was replaced by the Texas Margin Tax, a revised tax on modified gross revenue. At the time of the change, taxpayers were permitted to take a temporary credit for business loss carryforwards that were available as of December 31, 2007 (“Texas Preservation Credit”). For franchise tax reports due after January 1, 2008, the taxpayer may utilize the Texas Preservation Credit against the tax liability reflected on the Texas Margin Tax return.

As of December 31, 2011 and 2010, the Company had available $1,617,408 and $1,658,412, respectively, of gross Texas Preservation credits remaining. The Company has established a valuation allowance on the Texas Preservation Credit to the extent that the Company believes it is more likely than not that the credit will not be utilized, which was $706,192 and $609,148 at December 31, 2011 and 2010, respectively.

The Company is subject to tax examinations in various jurisdictions and accordingly records incremental tax expense based upon the more-likely-than-not outcomes of any uncertain tax positions. In addition, when applicable, the Company adjusts the previously recorded tax expense to reflect examination results when the position is effectively settled. The Company’s ongoing assessments of the more-likely-than-not outcomes of the examinations and related tax positions require judgment and can increase or decrease the Company’s effective tax rate, as well as impact operating results. The specific timing of when the resolution of each tax position will be reached is uncertain. The Company recognizes accrued interest and penalties associated with uncertain tax positions as part of its provision for income taxes. The total amount of accrued interest and penalties at December 31, 2011 and 2010 was $0 and $69,345, respectively.

Reconciliations of the beginning and ending balance of uncertain tax positions for the years 2011, 2010 and 2009 are as follows:

Agrifos Fertilizer L.L.C.

Notes to Financial Statements

Years Ended December 31, 2011, 2010 and 2009

	2011	2010
Beginning balance	$1,187,671	$1,118,326
Additions based on tax positions related to the current year	—	—
Additions for tax positions of prior years	—	69,345
Reductions for tax positions due to lapse of statutes of limitations	(1,187,671)	—
Settlements	—	—

Balance at December 31	$—	$1,187,671

11.	Employee Benefit Plans

Pension Plans

Reporting and disclosures related to pension and other postretirement benefit plans requires that companies include an additional asset or liability on the balance sheet to reflect the funded status of retirement and other postretirement benefit plans, and a corresponding after-tax adjustment to accumulated other comprehensive income with member’s equity.

The Company has two noncontributory pension plans (the “Plans”), which cover either hourly paid employees represented by collective bargaining agreements in effect at the Company’s location or hourly employees who have 1,000 hours of service during a year of employment.

Postretirement Benefits

The Company established a postretirement benefit plan for certain of its employees in 2006. The plan provides a fixed dollar amount to supplement payment of eligible medical expenses. The amount of the supplement under the plan is based on years of service and the type of coverage elected (single or family members and spouses). Participants are eligible for supplements at retirement after age 55 with at least 20 years of service to be paid until the attainment of age 65 or another disqualifying event, if earlier.

The following tables summarize changes in the projected benefit obligation, the Plans’ assets and the funded status of the Plans as well as the components of net periodic benefit costs, including key assumptions at December 31:

Agrifos Fertilizer L.L.C.

Notes to Financial Statements

Years Ended December 31, 2011, 2010 and 2009

	2011		2010		2009
	Pension	Post- retirement (Restated)	Pension	Post- retirement (Restated)	Pension	Post- retirement (Restated)
Service cost	$160,055	$15,072	$167,952	$15,072	$180,116	$15,072
Interest cost	197,369	—	185,370	—	171,142	—
Expected return on plan assets	(229,854)	—	(204,552)	—	(147,112)	—
Amortization of prior service cost	757	—	757	—	757	—
Recognized loss due to curtailments	536	—	—	—	—	—
Amortization of net actuarial loss	15,028	(9,436)	14,982	21,658	54,936	21,863

Net periodic pension costs	$143,891	$5,636	$164,509	$36,730	$259,839	$36,935

Other changes in plan assets and benefit obligations recognized in other comprehensive income (OCI)
Net (gain) loss	$1,009,609	$79,198	$478,304	$(64,919)	$(648,415)	$—
Amortization of prior service costs	56,309	—	(757)	—	(757)	—
Amortization of net actuarial loss	(15,028)	9,436	(14,982)	(21,658)	(54,936)	(21,863)

Total recognized in OCI	$1,050,890	$88,634	$462,565	$(86,577)	$(704,108)	$(21,863)

Total recognized in net periodic cost and other comprehensive loss	$1,194,781	$94,270	$627,074	$(49,847)	$(444,269)	$15,072

The expected portion of the accumulated other comprehensive loss expected to be recognized as a component of net periodic benefit cost in 2012, 2011 and 2010 are $64,648, $55,302 and $14,990, respectively.

As the plan provides a fixed dollar amount to participants, increasing or decreasing the health care cost trend rate by 1% would not have any impact on the December 31, 2011, 2010 and 2009 obligation.

Agrifos Fertilizer L.L.C.

Notes to Financial Statements

Years Ended December 31, 2011, 2010 and 2009

	2011		2010
		Post-		Post-
		retirement		retirement
	Pension	(Restated)	Pension	(Restated)
Changes in projected benefit obligation (PBO)
Benefit obligation at beginning of year	$3,652,927	$540,037	$3,138,727	$1,096,275
Service cost	160,055	15,072	167,952	15,072
Interest cost	197,369	—	185,370	—
Amendment	57,602	—	—	—
Actuarial (gain) loss	613,159	916,448	245,086	(494,044)
Curtailments	(53,194)	—	—	—
Actual benefit paid	(129,058)	(77,266)	(84,208)	(77,266)

Benefit obligation at end of year	4,498,860	1,394,291	3,652,927	540,037
Changes in plan assets
Fair value of plan assets at beginning of year	3,829,926	—	3,375,130	—
Actual return on plan assets	33,482	—	395,443	—
Employer contributions	129,824	—	143,561	—
Actual benefit payments	(129,058)	—	(84,208)	—

Fair value of plan assets at end of year	3,864,174	—	3,829,926	—

Funded status at end of year	$(634,686)	$(1,394,291)	$176,999	$(540,037)

Amounts recognized in statement of financial position
Current liabilities	$—	$(71,634)	$—	$(71,634)
Noncurrent assets (liabilities)	(634,686)	(1,322,657)	176,999	(468,403)

	$(634,686)	$(1,394,291)	$176,999	$(540,037)

Amounts recognized in accumulated other comprehensive loss (AOCI)
Net (gain) loss	$1,202,905	$189,001	$208,324	$100,367
Prior service costs	59,335	15,072	3,026	15,072

	$1,262,240	$204,073	$211,350	$115,439

The above measures of the net periodic benefit cost and projected benefit obligation are based upon the following assumptions at December 31:

	2011	2010	2009
Weighted average discount rate (projected benefit obligation)	4.50%	5.50%	6.00%
Weighted average discount rate (net periodic benefit cost)	5.50	5.50	6.00
Weighted average expected long-term rate of return on assets	6.00	6.00	6.00

The average discount rate used was determined to be within 25 basis points of the spot rate of the Citigroup Pension Liability Index (the “Index”). The expected cash flows were discounted using the Citigroup Pension Discount Curve to confirm that the methodology utilized in selecting the average discount rate did not produce a different result.

Agrifos Fertilizer L.L.C.

Notes to Financial Statements

Years Ended December 31, 2011, 2010 and 2009

	2011		2010
	Target Allocation as of December 31, 2011	Percentage of Pension Plan Assets 2011	Target Allocation as of December 31, 2010	Percentage of Pension Plan Assets 2010
Asset Category
Equity securities	50%	52%	50%	53%
Debt securities	50	48	50	47
Cash and other	—	—	—	—

	100%	100%	100%	100%

Over time, the investment policy is to allocate 50%, 40% and 10% to equity securities, debt securities and cash and other, respectively. This strategy is expected to produce a reasonable rate of investment return over the long-term commensurate with an acceptable level of risk.

Cash Flows

The Company expects to contribute approximately $135,000 to its Plans in 2012. Actual postretirement benefit plan contributions were $129,824 and $143,561 in 2011 and 2010, respectively.

Estimated Future Benefit Payments

	Pension	Postretirement
2012	$158,517	$62,717
2013	182,891	103,596
2014	196,520	123,736
2015	224,724	40,505
2016	236,157	15,386
2017-2021	1,284,912	406,812

Savings and Profit Sharing Plan

Additionally, the Company has a savings and profit sharing plan for the benefit of qualified employees. The plan cost for the years ended December 31, 2011, 2010 and 2009 were approximately $160,000, $180,000 and $190,000, respectively.

12.	Asset Retirement Obligations

The following table summarizes the activity for the Company’s abandonment obligations:

	2011	2010
	(Restated)	(Restated)
Beginning balance	$1,571,189	$1,521,732
Accretion expense	51,063	49,457

Balance at December 31	$1,622,252	$1,571,189

Agrifos Fertilizer L.L.C.

Notes to Financial Statements

Years Ended December 31, 2011, 2010 and 2009

AROs reflect the estimated present value of the amount of dismantlement, removal, site reclamation and similar activities associated with the Company’s phosphorous plant. Inherent in the fair value calculation of the ARO are numerous assumptions and judgments including the ultimate settlement amounts, inflation factors, credit adjusted discount rates, timing of settlement, and changes in the legal, regulatory, environmental and political environments. To the extent future revisions to these assumptions impact the fair value of the existing ARO liability, a corresponding adjustment is made to the asset balance.

13.	Equity

Member’s Equity

All member’s equity is owned by Holdings. All of the Company’s profits and losses are allocated to Holdings.

Receivables from owners

All receivables from owners of the Company parent (Holdings) have been recorded as a reduction in member’s equity.

14.	Commitments and Contingencies

Operating Leases

The Company leases certain equipment under noncancelable operating leases having terms in excess of one year. Future minimum lease rental payments are as follows:

Year Ending December 31,
2012	$54,144
2013	20,818
2014	17,840
2015	1,968

$94,770

Operating lease expense for the years ended December 31, 2011, 2010 and 2009 were $640,909, $1,611,465 and $1,293,188, respectively.

Litigation

The Company, in the normal course of business, is subject to claims and litigation with respect to operations. The Company records a provision with respect to a claim, suit, investigation or proceeding when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated.

Claims and proceedings are reviewed at least annually and provisions are taken or adjusted to reflect the impact and status of settlements, rulings, advice of counsel and other information pertinent to a particular matter. Claims, suits, investigations and proceedings are inherently uncertain and it is not possible to predict the ultimate outcome of such matters. While the Company will continue to defend itself vigorously, it is possible that the Company’s business, financial condition, results of operations or cash flows could be affected in any particular period by the resolution of one or more of these matters.

Agrifos Fertilizer L.L.C.

Notes to Financial Statements

Years Ended December 31, 2011, 2010 and 2009

EPA Order of Consent

During 2007, heavy rainfall caused a release of process water into the Houston Ship Channel. As a result, on September 17, 2007, the United States Environmental Protection Agency (“EPA”) issued a First Amended Unilateral Administrative Order to the Company and ExxonMobil Corporation (the “UAO”). Subsequently, an Administrative Order on Consent (the “AOC”) was issued by the EPA which superseded and replaced the UAO in its entirety regarding the 2007 release of process water. As of December 31, 2010, substantially all of the costs necessary to comply with provisions of the AOC have been incurred and expensed in the financial statements.

In 2005, the EPA initiated an enforcement action against the entire United States phosphoric acid industry to enforce compliance with (i) RCRA and the applicable Bevill Amendment exclusion from RCRA and (ii) the HF MACT regulations set forth in the Clean Air Act. On December 7, 2011, the Company settled the enforcement action pursuant to a Consent Agreement and Final Order with the EPA, agreeing to pay $1,800,000 in installments over a two-year period and to complete a supplemental environmental project involving the construction of a containing wall around the granulation unit by June 2012. The total $1,800,000 was accrued as of December 31, 2011. Of this, approximately $1,080,000 is recorded in accrued expenses and $720,000 on other long-term liabilities.

State of Texas Sales and Use Tax Audit

During 2007, the State of Texas completed a sales and use tax audit of the Company for years 2003 to 2005 and, as a result, the Company received a Texas Notification of Audit Results which assessed the Company additional taxes of $1,300,000 and corresponding penalties and interest of $500,000. In February 2012, the Company reached a settlement with the State of Texas on a sales and use tax audit for years 2003 to 2005. The Company agreed to pay $1,300,000 in full settlement of this matter and that payment was made February 29, 2012. The Company has recorded a $1,300,000 liability as of December 31, 2011, an increase of $300,000 recognized during 2011, which is included in accrued expenses on the statements of financial position.

During 2011, the State of Texas completed a sales and use tax audit of the Company for years 2005 to 2008 and, as a result, the Company received a Texas Notification of Audit Results which assessed the Company additional taxes of $1,400,000 and corresponding penalties and interest of $400,000. Although the Company is disputing the tax assessment, based on management’s estimates of the ultimate liability, the Company has recorded a $500,000 liability as of December 31, 2011, which is included in accrued expenses on the statements of financial position.

15.	Significant Customers and Suppliers

Significant Customers

The Company sells its fertilizers and sulfuric acid under short-term marketing agreements to a select number of customers. The Company’s four largest customers accounted for approximately 66%, 65% and 58% of revenue for the years ended December 31, 2011, 2010 and 2009, respectively.

For the year ended December 31, 2011, two customers accounted for approximately 99% of the Company’s trade accounts receivable as of December 31, 2011. For the year ended December 31, 2010, three customers accounted for approximately 96% of the Company’s trade accounts receivable as of December 31, 2010. For the year ended December 31, 2009, three customers accounted for 88% of the Company’s trade accounts receivable.

The loss of a significant customer would have a material adverse effect on the Company’s operations.

Agrifos Fertilizer L.L.C.

Notes to Financial Statements

Years Ended December 31, 2011, 2010 and 2009

Significant Suppliers

Ammonia purchased from a certain supplier accounted for approximately 46%, 21% and 36% of the Company’s inventory purchases in 2011, 2010 and 2009, respectively. Sulfur purchased from a certain supplier accounted for approximately 19% of the Company’s inventory purchases in 2011.

Management believes there are alternative vendors in the industry that would be able to supply sufficient quantities of a majority of its raw material needs but there is no certainty that such supply can be provided under favorable terms.

16.	Risks and Uncertainties

The Company relies on its current credit facilities to fund short-term liquidity needs if internal funds are not available from the Company’s operations. Disruptions in the capital and credit markets could adversely affect the Company’s ability to draw on its bank revolving credit facilities.

17.	Fair Value Measurements

The fair value guidance defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.

The fair value guidance requires disclosures that categorize financial assets and financial liabilities measured at fair value into one of three different levels depending on the observability of the inputs employed in the measurement. Level 1 inputs are quoted prices in active markets for identical assets or liabilities. Level 2 inputs are observable inputs other than quoted prices included within Level 1 for the asset or liability, either directly or indirectly through market-corroborated inputs. Level 3 inputs are unobservable inputs for the asset or liability reflecting our assumptions about pricing by market participants. The Company classifies assets and liabilities in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s methodology for categorizing assets and liabilities that are measured at fair value pursuant to this hierarchy gives the highest priority to unadjusted quoted prices in active markets and the lowest level to unobservable inputs.

Pension and postretirement plan assets are accounted for as a component of the pension and postretirement liability on the statement of financial position. The following table summarizes trading securities and pension and postretirement plan assets measured at fair value as of December 31, 2011, 2010 and 2009:

Agrifos Fertilizer L.L.C.

Notes to Financial Statements

Years Ended December 31, 2011, 2010 and 2009

	Fair Value as of December 31, 2011	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Pension and postretirement plan assets (see note 11)
Equity securities	$2,019,595	$2,019,595	$—	$—
Debt securities	1,844,579	1,844,579	—	—

	$3,864,174	$3,864,174	$—	$—

	Fair Value as of December 31, 2010	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Pension and postretirement plan assets (see note 11)
Equity securities	$2,022,504	$2,022,504	$—	$—
Debt securities	1,807,422	1,807,422	—	—

	$3,829,926	$3,829,926	$—	$—

18.	Gain on Insurance Settlements

The Company recorded a gain of $6,752,155 from an insurance settlement during the year ended December 31, 2009, for proceeds in excess of the net book value of inventory and fixed assets destroyed or damaged in connection with Hurricane Ike.

19.	Subsequent Events

On November 1, 2012, Agrifos Holdings Inc. sold its subsidiary, Agrifos L.L.C., which includes Agrifos Fertilizer L.L.C., to Rentech Nitrogen Partners, L.P., a majority owned subsidiary of Rentech, Inc. In conjunction with the sale, the Company changed its name to Rentech Nitrogen Pasadena, LLC.

Events occurring after December 31, 2011 were evaluated as of the date of this report to ensure any subsequent events that meet the criteria for recognition and/or disclosure and have been included in this report.